[LETTERHEAD]

                                                               February 27, 2001

Securities and Exchange Commission
450 Fifty Street N.W.
Washington, DC 20549

Dear Sir or Madam,

      On behalf of State Street Research Investment Trust, I am enclosing Form SE and the related exhibits to be incorporated by reference in the direct transmission of Form N-SAR for the period ended December 31, 2000.

                                   Sincerely,


                                   /s/ Edward T. Gallivan, Jr.
                                   --------------------------------
                                       Edward T. Gallivan, Jr.

M:/sec/

Enclosure

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SE
                            Dated February 27, 2001

          Form N-SAR               Year ended 12/31/00            811-84
--------------------------------  ---------------------  ---------------------
Report, Schedule or Statement of     Period of Report    SEC File No. of Form,
 Which the Documents Are a Part      (If Appropriate)    Schedule or Statement

      State Street Research Investment Trust                   0000093755
--------------------------------------------------       ---------------------
(Exact Name of Registrant As Specified in Charter)       Registration CIK Number

--------------------------------------------------------------------------------
                    Name or Person Other than the Registrant
                     Filing the Form, Schedule or Statement

             The undersigned hereby files the following documents:

Attach an exhibit index and the exhibits not filed electronically as required by
    Item 601 of Regulation 8-K, the applicable Form, Schedule or Statement.

                   SIGNATURES: Complete A or B as Appropriate
                      See General Instructions to Form SE

A. FILING MADE ON BEHALF OF THE REGISTRANT: The Registration has duly caused this form to be signed on its behalf by the undersigned, there?? duly authorized, in the City of Boston. State of Massachusetts, on the 27th day of February, 2001.

                     State Street Research Investment Trust
                   ------------------------------------------
                              (Name of Registrant)


               By: /s/ Douglas A. Romich
                   ------------------------------------------
                                   (Signature)


                   Douglas A. Romich
                   ------------------------------------------
                                  (Print Name)


                   Assistant Treasurer
                   ------------------------------------------
                                     (Title

B. FILINGS MADE BY PERSONS OTHER THAN THE REGISTRANT: After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

----------------    ------------------------------------------------------------
(Date)                                        (Signature)

                    ------------------------------------------------------------
                    (Print the Name and Title of Each Person Who Signs the Form)

SEC 2002 (12-99)

                  State Street Research Master Investment Trust
                  ---------------------------------------------
                              (Name of Registrant)

                                    Form SE

                          Exhibit Index for Form N-SAR

Item 77. B. Accountant's Report on Internal Control

                       Report of Independent Accountants

To the Shareholders and Trustees of State Street Research Master Investment
Trust:

     State Street Research Investment Trust
     State Street Research Equity Index Fund
     (individually a "Fund," collectively, the "Trust")

In planning and performing our audit of the financial statements of the Trust for the year ended December 31, 2000, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as December 31, 2000.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

February 15, 2001